UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	43-1273600
(State of incorporation or organization)	(IRS Employer Identification No.)

One Financial Plaza 501 North Broadway St. Louis, MO	63102-2102
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be so Registered
5.20% Senior Notes due 2047	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-219926 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Securities to be Registered.

The title of the Registrant’s securities to be registered hereunder is 5.20% Senior Notes due 2047 (the “Senior Notes”). The Senior Notes have been issued pursuant to the Registrant’s effective registration statement on Form S-3 (No. 333-219926). The description of the Senior Notes, as set forth under the caption “Description of Debt Securities” in the prospectus dated August 17, 2017, filed with the Securities and Exchange Commission on August 16, 2017, as supplemented by the description set forth under the caption “Description of Notes” in the prospectus supplement dated September 27, 2017, filed with the Securities and Exchange Commission on September 28, 2017, is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description of Exhibit

1.	Restated Certificate of Incorporation, as amended, filed with the Secretary of State of Delaware on June 3, 2009, incorporated herein by reference to Exhibit 4.1 to Stifel Financial Corp.’s Registration Statement on Form S-8 (Registration File No. 333-160523) filed on July 10, 2009.

2.	Amended and Restated By-Laws of Stifel Financial Corp., effective August 7, 2012, incorporated by reference so Exhibit 3.2 to Stifel Financial Corp.’s Current Report on Form 8-K filed August 10, 2012.

3.	Certificate of Designations, Preferences, and Rights of the Special Voting Preferred Stock, incorporated herein by reference to Exhibit 3.1 to Stifel Financial Corp.’s Current Report on Form 8-K filed on July 1, 2010.

4.	Certificate of Designations of 6.25% Non-Cumulative Preferred Stock, Series A, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 15, 2016.

5.	Indenture dated January 23, 2012, between Stifel Financial Corp. and U.S. Bank National Association, as trustee, incorporated herein by reference to Exhibit 4.1 to Stifel Financial Corp.’s Current Report on Form 8-K filed on January 23, 2012.

6.	Fifth Supplemental Indenture dated October 4, 2017, between Stifel Financial Corp. and U.S. Bank National Association, as trustee (including a form of Note), incorporated herein by reference to Exhibit 4.2 to Stifel Financial Corp.’s Current Report on Form 8-K filed on October 4, 2017.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: October 12, 2017	By:	/s/ Ronald J. Kruszewski
Name: Ronald J. Kruszewski
Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.	Restated Certificate of Incorporation, as amended, filed with the Secretary of State of Delaware on June 3, 2009, incorporated herein by reference to Exhibit 4.1 to Stifel Financial Corp.’s Registration Statement on Form S-8 (Registration File No. 333-160523) filed on July 10, 2009.

2.	Amended and Restated By-Laws of Stifel Financial Corp., effective August 7, 2012, incorporated by reference so Exhibit 3.2 to Stifel Financial Corp.’s Current Report on Form 8-K filed August 10, 2012.

3.	Certificate of Designations, Preferences, and Rights of the Special Voting Preferred Stock, incorporated herein by reference to Exhibit 3.1 to Stifel Financial Corp.’s Current Report on Form 8-K filed on July 1, 2010.

4.	Certificate of Designations of 6.25% Non-Cumulative Preferred Stock, Series A, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 15, 2016.

5.	Indenture dated January 23, 2012, between Stifel Financial Corp. and U.S. Bank National Association, as trustee, incorporated herein by reference to Exhibit 4.1 to Stifel Financial Corp.’s Current Report on Form 8-K filed on January 23, 2012.

6.	Fifth Supplemental Indenture dated October 4, 2017, between Stifel Financial Corp. and U.S. Bank National Association, as trustee (including a form of Note), incorporated herein by reference to Exhibit 4.2 to Stifel Financial Corp.’s Current Report on Form 8-K filed on October 4, 2017.